SUMMIT LEASING, INC.
3901 Fairbanks Ave., Yakima, WA 98902
Mail: P.O. Box 7, Yakima, WA 98907-0007
(509) 575-4425 (800) 736-1530 Fax: (509) 453-3798 www.summitleasing.com
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                                 LEASE AGREEMENT


LEASE NO. 11333                                         EFFECTIVE DATE: 2/1/2005

LESSOR:  SUMMIT LEASING INC.


LESSEE(S):  HOMENET COMMUNICATIONS, INC.

            Walter K. Ryan, Kevin Doherty, Michael W. Devine, Brian Potter, Frank J. Gillen, Leroy W. Jackson, Shauna Badger, Rodney S. Badger, Robert B. Jones, Carol Jones
            5252 North Edgewood Dr.
            Provo, UT 84604
            (801) 377-1360

1.0 LEASED PROPERTY: Subject to the terms and conditions of this Lease Agreement, Lessor hereby leases to Lessee(s) the following described personal property hereinafter referred to as "leased property":

                  500 Set Top Boxes
                  500 Set Top Boxes with 32M RAM

2.0 TERM: The term of this lease shall be for a period of 36 months and 0 days commencing 2/1/2005 and terminating at 12:00 noon on 2/1/2008.

3.0 LOCATION OF LEASED PROPERTY: The leased property shall be located and based at the following location:

                  5252 North Edgewood Dr.
                  Provo, UT 84604

4.0 RENTAL: The rental for the leased property, not including applicable sales tax or use tax (or comparable tax), hereinafter "tax", shall be payable as follows:

         Due 2/1/2005
         First month's rental:                                         $4,605.01
         Final 1 month(s) rental:                                      $4,605.01

         Due 3/1/2005
         and upon or before the first day of each month thereafter:   $4,605.01

THIS LEASE IS SUBJECT TO THE TERMS AND CONDITIONS PRINTED HEREON AND ON THE ACCOMPANYING PAGES, ALL OF WHICH ARE MADE A PART HEREOF AND WHICH LESSEE ACKNOWLEDGES HAVING READ. THIS LEASE IS NOT BINDING UNTIL ACCEPTED BY LESSOR.

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         4.1 LATE CHARGE: If rental payments are not received within five (5)
days of the due date, a late charge shall be imposed, such amount being five percent (5%) per month, or $5.00, whichever is greater. Late charges shall be payable by Lessee upon demand and failure to pay the same shall constitute an event of default under this Lease. The right of Lessor to impose a late charge shall not be considered as a waiver of Lessor of the right to insist upon strict performance of the terms of this Lease.

5.0 TITLE - LESSEE'S INTEREST- PROTECTION OF THE LESSOR'S INTEREST: Title to the leased property is now and shall remain at all times during the term of this Lease in the Lessor. It is understood that this agreement creates a lease only of Leased Property and not a sale thereof, Lessee's rights hereunder being only for the possession and use of the leased property in accordance with the terms of this Lease agreement. If requested by Lessor, Lessee shall execute any and all documents deemed necessary to protect all of Lessor's rights under this Lease agreement and Lessor's ownership of the leased property. Without limiting the generality of the foregoing, Lessee agrees at Lessee's cost to mark, sign, tag or otherwise cause the leased property to be identified as property of the Lessor. The marking, identification, or signing shall be in such manner as reasonably required by Lessor. Lessor reserves the right and is hereby granted authority to enter Lessee's property for the purpose of marking, signing, tagging, or otherwise identifying the leased property as being owned by Lessor. Notwithstanding the foregoing, in the event this Lease is or shall be construed as a "Lease intended as security," the Lessee hereby grants to Lessor a security interesting and to the leased property and all proceeds thereof (including insurance proceeds) as security for all of Lessee's obligations to Lessor of every kind and nature. Lessee authorizes Lessor or its designee to file a Uniform Commercial Code financing statement, in form and content and from time to time as Lessor deems proper, listing Lessee as Lessee or Debtor.

6.0 SELECTION AND INSPECTION: It is understood that Lessee has requested and selected the leased property and the supplier and/or vendor thereof; that Lessee has either inspected the leased property or has had an opportunity to inspect the leased property and accepts the same in its present condition. It is further agreed and understood that Lessor makes and has made no representations, warranties or guarantees, except as contained in this Lease, and specifically, that Lessor makes no express nor implied warranties as to any matter whatsoever, including, without limitation, the condition of the leased property, it's merchantability, or it's fitness for any particular purpose. Lessee agrees and acknowledges that it is the intent of both parties to this Lease that it qualify as a statutory finance lease under article 2A of the Uniform Commercial Code. Lessee acknowledges and agrees that Lessee has selected both (1) the Leased Property; and (2) the supplier from whom the Lessor is to purchase the Leased Property. Lessee acknowledges that Lessor has not participated in any way in the Lessee's selection of the Leased Property or of the supplier, and that Lessor has not selected, manufactured or supplied the Leased Property. Lessee is advised that it may have rights under the contract evidencing to the Lessor's purchase of the Leased Property from the supplier chosen by the Lessee and that the Lessee should contact the supplier of the Leased Property for a description of any such rights.

7.0 NO WARRANTY: Lessor, not being the manufacturer or the manufacturer's agent, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS FOR A PARTICULAR USE OR OTHERWISE QUALITY, DESIGN, CONDITION, CAPACITY, SUITABILITY, MERCHANTABILITY OR PERFORMANCE OF THE LEASED PROPERTY OR OF THE MATERIAL OR WORKMANSHIP THEREOF, IT BEING AGREED THAT THE LEASED PROPERTY IS LEASED "AS IS" AND THAT AL SUCH RISKS, AS BETWEEN THE LESSOR AND THE LESSEE, ARE TO BE BORNE BY THE LESSEE AT ITS SOLE RISK AND EXPENSE. Lessee accordingly agrees not to assert any claim whatsoever against the Lessor based thereon. In addition, Lessee waives any and all rights and remedies conferred by UCC 2A-508 through 2A-522, including, but not limited to, the Lessee's right to (a) cancel or repudiate the lease; (b) reject or revoke acceptance of the Leased Property;
(c) deduct from rental payments all or any part of any claimed damages resulting from the Lessor's default under the Lease; (d) recover from the Lessor any general, special, incidental, or consequential damages, for any reason whatsoever.

8.0 NON-ASSIGNABILITY BY LESSEE: Neither this Lease nor Lessee's rights hereunder, including, but not limited to, the possession and use of the leased property, shall be assignable by Lessee without the written consent of Lessor. Further, Lessee shall not sublease nor transfer in whole or in part the possession of the leased property without the written consent of Lessor. It is understood that Lessee has no property rights in the leased property, other than the right to use the same in accordance with the terms of this agreement, and that Lessee shall not encumber the Leased Property by either voluntary or involuntary lien.

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9.0   MAINTENANCE, USE AND RETURN OF LEASED PROPERTY:

         9.1 MAINTENANCE AND USE: Lessee shall maintain the leased property in a good and safe operating condition and working order, using as a guide the maintenance program prescribed in the owner's manual, if any, for each item of leased property, and shall perform, all preventive maintenance reasonably required, including but not limited to, such preventive maintenance required to insure full validation of a manufacturer's warranty, if any, on the leased property. In addition, Lessee shall repair and provide replacement parts necessary to keep the leased property in a good and safe operating condition and working order. All replacement parts, as required hereunder, shall immediately become the property of Lessor. It is understood that this is a net lease and Lessor assumes no obligation whatsoever for the maintenance, repair or replacement of the leased property or any portion thereof. The Leased Property shall be used solely in the conduct of Lessee's business and Lessee warrants that Leased Property is leased for commercial or business purposes and not for consumer, personal, home or family purposes.

         9.2 RETURN OF LEASED PROPERTY: When the leased property is returned to Lessor, at the expiration of the term of this Lease, or as otherwise provided for under the terms hereof, then the same shall be returned in the same condition as when the leased property was delivered to Lessee under the terms of this Lease, ordinary depreciation for normal use excepted. Unless otherwise agreed in writing, Lessee shall be responsible for returning, at Lessee's expense, the leased property to such location in Yakima County, State of Washington, or at such other location as may be designated by Lessor. In the event the leased property is not returned in such condition and state of repair, the costs incurred in replacing the same in such condition and repair shall be paid by Lessee to Lessor, upon demand.

WARNING: FAILURE TO PROMPTLY RETURN THE LEASED PROPERTY MAY RESULT IN CRIMINAL PROSECUTION.

10.0 RISK OF LOSS-INSURANCE-INDEMNITY-LIABILITY INSURANCE:

         10.1 RISK OF LOSS: Lessee hereby assumes and shall bear the entire risk of loss and damage to the leased property from any cause whatsoever, regardless of whether the loss is insured.

         10.2 PROPERTY INSURANCE: During the term of this Lease, Lessee shall cause the leased property to be insured against all perils normally and customarily insured against with an insurer acceptable to Lessor, the Leased Property to be scheduled on Lessee's policy in the amount of the full insurable value of the leased property. Lessor shall be named as an Insured and/or Loss Payee under the said policy or policies to the extent of Lessor's interest. A certificate of insurance providing for thirty 30 days' notice of cancellation to Lessor shall be furnished by the Insurer or Insurers. The proceeds of such insurance payable as a result of loss or damage to any or all of the leased property shall be applied at the option of Lessor as follows:

         (A) toward the replacement, restoration or repair of the leased property which may be lost, stolen, destroyed or damaged: or, (B) toward the payment of any obligations of Lessee hereunder or arising out of Lessee's use and possession of the leased property.

Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of and execute and endorse all documents, checks or drafts received in payment for such loss or damage under such insurance policy or policies.

         10.3 INDEMNITY-LIABILITY INSURANCE: Lessee covenants and agrees to indemnify and hold harmless Lessor against liability of any kind of nature, including, but not limited to, the liability arising under any statute, ordinance or regulation in connection with the use of the leased property, and against liability from any claim for personal injury, death, or property damage to any person or party whatsoever, including Lessee, by reason of the transportation, installation, use or operation of the leased property, or the condition of the leased property. To insure such indemnification and hold harmless agreement, Lessee shall obtain and maintain in good standing at all times during the term of this Lease Liability Insurance in the amount of $500,000.00 ($1,000,000.00 for rolling stock), or more, with Lessor named as an Additional Insured under such policy or policies. For the purpose of this paragraph, "Rolling stock" shall mean any leased property licensed for operation on public roads. Lessee should provide Lessor with a certificate showing such insurance in effect during the term hereof, and thirty (30) days' notice of cancellation shall be required to be given to Lessor. Such policy shall be issued by an insurance company acceptable to Lessor.

         10.4 FAILURE TO INSURE OR PAY FOR INSURANCE: In addition to any other remedies available hereunder, in the event Lessee fails to provide or maintain any insurance required by this agreement, Lessor may obtain the same at Lessee's expense and Lessee shall reimburse Lessor for all of Lessor's costs so incurred.

11.0 USE-OPERATION ACCORDING TO LAW: Lessee shall comply with all applicable statutes, ordinances and regulations with respect to the use, operation and/or condition of the leased property. No Leased Property shall be used contrary to the provisions of any applicable insurance policy covering said leased property, and the Lessee shall immediately indemnify and hold Lessor harmless from any and all fines, forfeitures, damages or penalties resulting from the violation of any laws, ordinances, rules or regulations.

12.0 ABATEMENT: This Lease is irrevocable for the full term hereof and for the aggregate lease payments herein reserved, and the Lease payments shall not abate by reason of termination of Lessee's right of possession and/or the taking of possession by Lessor or for any other reason.

13.0 PERMITS, BONDS, LICENSE AND TAXES: If required, because of Lessee's use and/or possession of the leased property, Lessee shall obtain and provide all necessary permits, bonds, and licenses required or necessary for the installation, use, operation and/or transportation of the leased property. Lessee shall pay, as the same shall become due and payable, all taxes, fees, or other governmental charges levied against the leased property by reason of its use or ownership by any governmental entity or agency. In addition, within thirty (30) days following the date on which such tax, fee or other charges becomes due and payable, Lessee shall deliver to Lessor written proof of payment thereof, upon request by Lessor. In the event Lessee shall fail or refuse to pay any such tax, fee or other governmental charge, Lessor shall have the right to pay the same and Lessee shall reimburse Lessor on demand for all sums so paid by Lessor. Personal property taxes shall be paid by Lessor; Lessee shall upon demand by Lessor, reimburse Lessor in full for annual personal property taxes. Reimbursement in full of said annual personal property taxes to Lessor shall be due not later than April 30th of each year. In the event of Lessee's failure to pay when due any such reimbursement for permits, bonds, licenses, or taxes paid by Lessor, Lessor shall have the right to apply any monies received from Lessee to said reimbursement.

14.0 EVENTS OF DEFAULT: An event of default shall occur if:

         (A) Lessee fails to pay when due any lease rental payment and such failure continues for a period of ten (10) days.
         (B) Lessee fails to perform as required any covenant, condition, provision or agreement herein set forth and such failure continues for a period of fifteen (15) days.
         (C) Lessee becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or makes an assignment for the benefit of creditors, or is named in, or the leased property is subjected to, a suit for the appointment of a receiver, or any action is taken for the dissolution of Lessee, if Lessee be a corporation.
         (D) By reason of any act or omission of Lessee, the leased property is threatened with or subjected to any unreasonable depreciation in value, waste or loss.
         (E) Lessee attempts to remove, sell, transfer, encumber, part with possession or sublet the leased property or any item thereof.
         (F) Lessee defaults in the performance of any obligation owed to Lessor, under the provisions of any other agreement now or hereafter entered into between the parties.

15.0 REMEDIES: In the event of default by Lessee, Lessor shall have all remedies as allowed by law, including, but without limitation, the right to exercise any or all of the following remedies:

         (A) To declare the entire amount of the rental for the full term hereof and all other obligations the Lessee for the full term of this Lease, reasonably discounted for present value, immediately due and payable without court order or other process;

         (B) To cause Lessee, at Lessee's expense, promptly to return any or all of the Leased Property to Lessor, all without demand or legal process, and to allow Lessor to enter into the premises whereon the leased property is located, and recover the leased property whereupon all rights of the lessee shall terminate absolutely; for such entry or recovery Lessee grants an irrevocable license to Lessor; and

                  (1) Retain the Leased Property and all lease payments made hereunder, or

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                  (2) Retain all prior lease payments and sell the Leased
                  Property at public or private sale, with or without notice to Lessee. The sale price, less 10% for selling costs, will be credited against the remaining unpaid lease payments, unpaid late charges, estimated value of Leased Property at the expiration of the lease, charges for retaking, storage, repairing and reselling the Leased Property, reasonable attorney's fees incurred by the Lessor and other amounts due under the Lease. The Lessee shall remain liable for the deficiency and any surplus remaining after such application of proceeds of sale shall be paid to the Lessee, or to whosoever may be lawfully entitled to received the same, or
                  (3) Retain the Leased Property and all prior lease payments, with the Lessee remaining liable for the unpaid lease payments, unpaid late charges, charges for retaking and restoring Leased Property to proper order and working condition, reasonable attorney's fees incurred by Lessor, together with other amounts due under the Lease, or
                  (4) Lease the Leased Property, or any portion thereof, for such period, rental, and to such persons as Lessor shall elect, and credit Lessee with an amount equal to Lessor's capital cost of this new lease, less ten percent (10%), after deducting all costs and expenses incurred in connection with the recovery, repair, storage and leasing of the Leased Property in payment of the Lease and other obligations due from Lessee to Lessor hereunder, Lessee remaining responsible for any deficiency.
                  (5) To pursue any other remedy available at law, by statute or equity. No right or remedy herein conferred upon or reserved to Lessor is exclusive of any other right or remedy herein, or by law or by equity provided or permitted, but shall be cumulative of every other right or remedy given herein or now or hereafter existing by law or equity or by statute or otherwise, and may be enforced concurrently therewith or form time to time. No single or partial exercise by Lessor of any right or remedy hereunder shall preclude any other or further exercise of any other right of remedy.
         (C) It is agreed that the amounts to be retained by the Lessor and the balance to be paid by the Lessee under this paragraph shall not be a penalty but shall be as and for liquidated damages for the breach of this Lease and as reasonable return.
         (D) If Lessor is required by law to discount any unpaid lease payment or other sums payable by Lessee hereunder, then the parties hereto agree that the discount rate used shall be five percent (5%) annually.

16.0 COSTS IN THE EVENT OF DEFAULT - VENUE: All costs incurred by Lessor in protecting the leased property or any costs incurred by Lessor in the event of a default by Lessee shall be paid by Lessee to Lessor upon demand. Such costs shall include, but not be limited to, all Lessor's attorney's fees incurred, costs of taking possession and transporting the leased property to Lessor's place of business or such other place as designated by Lessor, and costs for restoring the leased property to a good and safe condition and working order for the purpose of sale or lease of the said property. In the event of any suit or action arising by virtue of this Lease, venue of such action shall be laid at the option of Lessor in Yakima County, State of Washington.

17.0 GOVERNING LAW: This Lease and the rights and obligations of the parties hereto shall be governed by and construed at all times by the laws of the state of Washington.

18.0 NOTICES: With reference to any notices given under this agreement, the same shall be delivered personally or deposited in the United States Mail, post prepaid, addressed to the respective parties at the addresses appearing on Page 1 of this Lease. Each of the parties shall be responsible for notifying the other party or parties in writing of any change of address.

19.0 ENTIRE AGREEMENT: This Lease agreement contains the entire agreement between the parties and shall be binding upon their respective heirs, executors, administrators, legal representatives, successors and assigns, personal representatives, successors and assigns; subject, however, to any other supplemental or other agreements in writing by and between the parties. This agreement may not be altered or amended, except in writing and signed by both parties.



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20.0 WAIVER: The forbearance on the part of Lessor to exercise any right or remedy available hereunder in the event of Lessee's default, or Lessor's failure to demand punctual performance or any obligation of Lessee shall not be deemed a waiver (A) of any such right or remedy, or (B) the requirement of punctual performance, or (C) of any subsequent breach or default on the part of Lessee.

21.0 POWER OF ATTORNEY: Lessee hereby duly appoints Lessor true and lawful attorney in fact to sign in the name, place, and stead of Lessee any UCC Financing Statement or Fixture Filing pertaining to that property described or referenced in paragraph 1.0 above.

22.0 CHANGE OF LOCATION: Lessee shall not cause the location of the leased property to be changed from that location described in Paragraph 3.0 above without first notifying Lessor in writing of the change of location and obtaining Lessor's written consent to a change of location. Failure to obtain Lessor's consent shall constitute an event of default under the terms of this Lease.

23.0 SEVERABILITY: If any provision of this Lease is contrary to, prohibited by, or held invalid under applicable laws or regulations or any jurisdiction in which it is sought to be enforced, then such provision shall be considered severable and inapplicable, but shall not invalidate the remaining provisions of this Lease agreement.

24.0 OPTION TO PURCHASE: In the event Lessee(s) has fully performed all covenants, conditions, provisions and agreements herein required of Lessee(s), and provided Lessee(s) is not in default in the performance of any other obligation of Lessor, the Lessee(s) is granted the option of purchasing the leased property at the expiration of the term of this Lease for the sum of $1.00.

LESSOR: SUMMIT LEASING, INC.

/s/ WKR
By /s/ Mike Schlosser                                 Date: February 2005

LESSEE: HOMENET COMMUNICATIONS, INC.

By _/s/ Walter Kelly Ryan                          Date: February 2005
        (Signature of Corporate Officer)
/s/ Walter K. Ryan                              /s/ Kevin Doherty
--------------------------------------         -------------------------------
Walter K. Ryan, individually                   Kevin Doherty, individually

/s/ Michael W. Devine                          /s/ Frank J. Gillen
--------------------------------------         -------------------------------
Michael W. Devine, individually                Frank J. Gillen, individually

/s/ Brian Potter                               /s/ Leroy W. Jackson
--------------------------------------         -------------------------------
Brian Potter, individually                     Leroy W. Jackson, individually

/s/ Shauna Badger                              /s/ Rodney S. Badger
--------------------------------------         -------------------------------
Shauna Badger, individually                    Rodney S. Badger, individually

/s/ Robert B. Jones                            /s/ Carol Jones
--------------------------------------         -------------------------------
Robert B. Jones, individually                  Carol Jones, individually



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